As filed with the Securities and Exchange Commission on April 28, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2014

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 8.01.  Other Events

On April 23, 2014, B&G Foods North America, Inc., a wholly owned operating subsidiary of B&G Foods, Inc., BCCK Holdings, Inc., American Capital Equity I, LLC, American Capital Equity II, LP, American Capital, Ltd. and certain individual sellers amended and restated the purchase agreement, dated as of April 3, 2014, pursuant to which B&G Foods North America agreed to acquire BCCK Holdings, Inc. for a purchase price of approximately $155 million in cash, subject to certain closing and post-closing adjustments.  The amendments to the purchase agreement are not material.  The amended and restated purchase agreement contains customary representations, warranties, covenants and indemnification provisions.

Immediately after entering into the amended and restated purchase agreement, B&G Foods North America closed on the acquisition.

Prior to the closing of the acquisition, none of B&G Foods, B&G Foods North America or any of their affiliates, or any director or officer of B&G Foods or B&G Foods North America, or any associate of any such director or officer, had any material relationship with any of the other parties identified above.  The terms of the amended and restated purchase agreement, including the purchase price, were determined by arm’s-length negotiations between B&G Foods and the sellers.

B&G Foods funded the acquisition and will pay related fees and expenses with $155 million of revolving credit borrowings under its senior secured credit agreement and cash on hand.

A copy of the press release issued by B&G Foods to announce the closing of the acquisition is filed as Exhibit 99.1 to this report.

The amended and restated purchase agreement has been filed as Exhibit 2.1 to this report to provide investors and securities holders with information regarding its terms.  It is not intended to provide any other factual information about the parties to the agreement or the acquired business.  The agreement contains representations and warranties that the parties to the agreement made solely for the benefit of each other.  The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the agreement.  In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securities holders, and (iii) were made only as of the date of the agreement or as of such other date or dates as may be specified in the agreement.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the agreement, which subsequent information may or may not be fully reflected in B&G Foods’ public disclosures.  Investors and securities holders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1                               Amended and Restated Purchase Agreement, dated as of April 23, 2014, among American Capital Equity I, LLC, American Capital Equity II, LP, American Capital, Ltd., Walter McKenna, Donna Halk, Dominique Bastien, BCCK Holdings, Inc., American Capital Ltd., as Sellers’ Representative, and B&G Foods North America, Inc.  In accordance with the instructions to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Amended and Restated Purchase Agreement are not filed herewith.  The Amended and Restated Purchase Agreement identifies such schedules and exhibits, including the general nature of their content.  B&G Foods undertakes to provide such schedules and exhibits to the SEC upon request.

99.1                        Press Release dated April 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: April 28, 2014	By:	/s/ Scott E. Lerner
Scott E. Lerner Executive Vice President, General Counsel and Secretary